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                                                                    EXHIBIT 23.4



                                           INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Registration Statement of Osage Systems Group, Inc. on Form S-3, of our report dated January 16, 1998 on the financial statements of Open Systems Technologies, Inc., appearing in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.






/s/ Clark, Schaefer, Hackett & Co.
--------------------------------------------

CLARK, SCHAEFER, HACKETT & CO.


Cincinnati, Ohio

April 20, 1999